Digital Descriptor Systems, Inc. and Subsidiary
Notes to the Condensed Consolidated Financial Statements (Unaudited)
For the Six Months Ended June 30, 2006 and 2005 (Restated)

EXHIBIT 32.1

DIGITAL DESCRIPTOR SYSTEMS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Digital Descriptor Systems, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Shupin, Chairman, President, and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report on Form 10-QSB of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Digital Descriptor Systems, Inc. and will be retained by Digital Descriptor Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 18, 2006

/s/ Anthony Shupin
Anthony Shupin
President and Chief Executive Officer